UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-137174	98-0377767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Postfach 1014 Zurich/Switzerland	CH-8034
(Address of principal executive offices)	(Zip Code)

01141 43 538 3488
(Registrant’s telephone number, including area code)

N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announced that Mr. Peter Schrieber  and Mr Victor R. Dario have been nominated and elected to the Board of Directors of the Corporation effective March 1, 2014.  Mr. P Schrieber  brings investment management experience from USA, Europe, Africa and South America with specific expertise in Mining and Natural resources.  He has Operational and Management experiences at the CEO and board level.  Mr. Dario is internationally active from Zurich. He currently serves as deputy chairman of the board of PHZ Bank Zurich and brings more than three decades of experience in the areas of corporate finance and asset management. Victor Dario holds a master's degree in economics and finance from the University of Zurich. Mr. Dario will act as Chairman of the Corporation’s Audit Committee.

Mr W Tighe has resigned as Chairman of the Board and CEO and Mr. Schrieber was appointed as Chairman of the Board on March 1, 2014.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.
Not applicable
(b)	Pro forma financial information.
Not applicable
(c)	Shell company transactions.
Not applicable
(d)	Exhibits - none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Dated: March 31, 2014	By:	/s/ William Tighe
William S Tighe - Chairman